Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE ESTABLISHING A SERIES OF NOTES

LOGAN’S ROADHOUSE, INC.

LRI HOLDINGS, INC.

the Subsidiary Guarantors from time to time parties hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

SERIES 2015-1 SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 15, 2015

to the

INDENTURE

DATED AS OF OCTOBER 15, 2015

Providing for the Issuance of

Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017

SERIES 2015-1 SUPPLEMENTAL INDENTURE, dated as of October 15, 2015 (this “Series 2015-1 Supplemental Indenture”), among Logan’s Roadhouse, Inc., a Tennessee corporation (the “Issuer”), LRI Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors from time to time parties hereto, Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”), and Wells Fargo Bank, National Association, a national banking association, as collateral agent (“Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, Holdings, the Subsidiary Guarantors, the Trustee, and the Collateral Agent are party to the Indenture, dated as of October 15, 2015 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Issuer;

WHEREAS, Section 9.01(a)(11) of the Indenture provides that the Issuer may provide for the issuance of Initial Notes in accordance with the limitations set forth in this Series 2015-1 Supplemental Indenture as of the Issue Date;

WHEREAS, in connection with the issuance of the Series 2015-1 Notes (as defined herein), the Issuer has duly authorized the execution and delivery of this Series 2015-1 Supplemental Indenture to establish the forms and terms of the Series 2015-1 Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.01(a) of the Indenture, the parties hereto are authorized to execute and deliver this Series 2015-1 Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Holdings, the Subsidiary Guarantors, the Trustee, and the Collateral Agent mutually covenant and agree for the benefit of the Holders of the Series 2015-1 Notes (the “Series 2015-1 Holders”) as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Title of Notes. There shall be a series of Notes of the Issuer designated the “Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017” (the “Series 2015-1 Notes”).

3. Issue Date: The “Issue Date” of the Series 2015-1 Notes shall be October 15, 2015.

4. Issue Price: The aggregate “Issue Price” of the Series 2015-1 Notes shall be $106,145,291.

5. Maturity Date. The “Stated Maturity” of the Series 2015-1 Notes shall be October 16, 2017.

6. Interest and Interest Rates. Subject to the provisions of this Indenture, no cash interest will accrue or be payable on the Series 2015-1 Notes, except when and as the Accreted Value is due and payable. The Accreted Value of the Series 2015-1 Notes will increase from October 15, 2015 until the Stated Maturity thereof as provided in the definition of the term “Accreted Value”. The Accreted Value (as defined below) of the Series 2015-1 Notes as of any date prior to the Stated Maturity thereof will be the principal amount (as such term is used in the Indenture) of the Series 2015-1 Notes as of such date.

“Accreted Value” means, as of any date, an amount equal to the sum of (a) the Issue Price and (b) the portion of the excess of the principal amount of the Series 2015-1 Notes over the Issue Price as shall be accreted through such date, such amount to be so accreted at the rate of 10.75% per annum compounded semi-annually on each Accretion Date from October 15, 2015 through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

“Accretion Date” means April 15 and October 15 in each year (or, in the case of 2017, October 16) while the Series 2015-1 Notes remain outstanding, commencing on April 15, 2016.

7. No Limitation on Aggregate Principal Amount. The aggregate principal amount of Series 2015-1 Notes that may be authenticated and delivered and outstanding under the Indenture is not limited. The aggregate principal amount of the Series 2015-1 Notes shall initially be the aggregate Issue Price. The Issuer may from time to time, without the consent of the Series 2015-1 Holders, create and issue Additional Notes having the same terms and conditions as the Series 2015-1 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional Series 2015-1 Notes”). Additional Series 2015-1 Notes issued in this manner will be consolidated with, and will form a single series with, the Series 2015-1 Notes, unless otherwise specified for Additional Series 2015-1 Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Issuer, as contemplated by Section 2.01 of the Indenture.

8. Redemption. (a) The Issuer may redeem all or, from time to time, a part of the Series 2015-1 Notes upon not less than 30 nor more than 60 days’ notice sent by electronic transmission (for Series 2015-1 Notes held in book entry form) or mailed by first-class mail to each Series 2015-1 Holder’s registered address pursuant to Section 3.03 of the Indenture at the following redemption prices (expressed as a percentage of Accreted Value), plus accrued and unpaid interest on the Series 2015-1 Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2015	102.688%
2016 and thereafter	100.000%

(b) Any notice of redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. Any redemption pursuant to this Section 8 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(c) The Issuer or its Affiliates may acquire Series 2015-1 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

(d) The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Series 2015-2 Notes.

9. Form. The Series 2015-1 Notes shall be issued substantially in the form set forth, or referenced, in Article Two of the Indenture, and Exhibit A attached to this Supplemental Indenture, in each case as provided for in Section 2.02 of the Indenture (as such form may be modified in accordance with Section 2.01 of the Indenture).

10. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING

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EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Series 2015-1 Holder of a Series 2015-1 Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

12. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Series 2015-1 Supplemental Indenture to be duly executed as of the date first above written.

LOGAN’S ROADHOUSE, INC.

By:	/s/ Samuel N. Borgese

Name:	Samuel N. Borgese

Title:	President and Chief Executive Officer

LRI HOLDINGS, INC.

By:	/s/ Samuel N. Borgese

Name:	Samuel N. Borgese

Title:	President and Chief Executive Officer

LOGAN’S ROADHOUSE OF TEXAS, INC.

By:	/s/ Samuel N. Borgese

Name:	Samuel N. Borgese

Title:	President

LOGAN’S ROADHOUSE OF KANSAS, INC.

By:	/s/ Samuel N. Borgese

Name:	Samuel N. Borgese

Title:	President and Chief Executive Officer

Series 2015-1 Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

Series 2015-1 Supplemental Indenture

Exhibit A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273(a)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE U.S. TREASURY REGULATIONS

THEREUNDER. HOLDERS MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST TO: EDMUND J SCHWARTZ, LOGAN’S ROADHOUSE, INC., 3011 ARMORY DRIVE, SUITE 300, NASHVILLE, TENNESSEE 37204.

A-2

CUSIP 541200 AD3

ISIN US541200AD30

NOTE

Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017

No.	Issue Price: $[ ]

Accretion Rate: 10.75%

LOGAN’S ROADHOUSE, INC.

promises to pay to [Kelso] or registered assigns, the principal sum equal to the Accreted Value on October 16, 2017.

For purpose of this note, the term “Accreted Value” means, as of any date on or prior to October 16, 2017, an amount equal to the sum of (i) the Issue Price and (ii) the portion of the excess of the principal amount of this Series 2015-1 Note over the Issue Price as shall have been accreted through such date, such amount to be so accreted at the rate of 10.75% per annum (the “Accretion Rate”) compounded semi-annually on each April 15 and October 15 in each year (or, in the case of 2017, October 16) while this Note remains outstanding, commencing on April 15, 2016 (or if any such day is not a Business Day, on the next succeeding Business Day, except to the extent provided in Section 13.17 of the Indenture) (each an “Accretion Date”) from October 15, 2015 through the date of determination computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value (as defined above) of this Series 2015-1 Note as of any date on or prior to October 16, 2017 shall be its principal amount as of such date.

Reference is made to further provisions of this Series 2015-1 Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

LOGAN’S ROADHOUSE, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Reverse Side of Note

Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017

Logan’s Roadhouse, Inc.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Subject to provisions of the Indenture, no cash interest will accrue or be payable on this Series 2015-1 Note, except when and as the Accreted Value is due and payable. Notwithstanding the foregoing, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the Accretion Rate. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. Principal of, premium, if any, and interest, if any, on the Series 2015-1 Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Persons who are registered Holders of Series 2015-1 Notes (the “Series 2015-1 Holders”) at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, interest, if any, and premium, if any, on all Series 2015-1 Notes the Series 2015-1 Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least ten days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment at Stated Maturity shall be made without presentation or surrender of this Series 2015-1 Note, except that the Issuer shall have the right to request the Series 2015-1 Holder to surrender this Series 2015-1 Note marked “Paid in Full” reasonably promptly following payment at Stated Maturity.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Series 2015-1 Holders. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

4. INDENTURE AND GUARANTEES. The Issuer issued this Series 2015-1 Note under an indenture, dated as of October 15, 2015 (the “Base Indenture”), among Logan’s Roadhouse, Inc., LRI Holdings, Inc., the Subsidiary Guarantors from time to time party thereto, the Trustee and the Collateral Agent, as supplemented by a Series 2015-1 Supplemental Indenture, dated as of October 15, 2015 (the “Series 2015-1 Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Logan’s Roadhouse, Inc., LRI Holdings, Inc., the Subsidiary Guarantors from time to time party thereto, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017 (the “Series 2015-1 Notes”). The Issuer shall be entitled to issue Additional Notes from time to time in one or more series under the Indenture. The Series 2015-1 Notes include (i) $106,145,291 Issue Price of the Initial Notes and (ii) if and when issued in accordance with the Indenture, Additional Notes. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture and the Collateral Documents. The terms of the Series 2015-1 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Series 2015-1 Notes are subject to all such terms, and Series

2015-1 Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Series 2015-1 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Series 2015-1 Note is guaranteed by the Guarantors as set forth in the Indenture.

5. [Intentionally Omitted].

6. REDEMPTION AND REPURCHASE. The Series 2015-1 Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Series 2015-1 Notes.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Series 2015-1 Notes are in registered form without coupons in Issue Price denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Series 2015-1 Notes may be registered and Series 2015-1 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Series 2015-1 Holder, among other things, to furnish appropriate endorsements and transfer documents, and Series 2015-1 Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Series 2015-1 Note or portion of a Series 2015-1 Note selected for redemption, except for the unredeemed portion of any Series 2015-1 Note being redeemed in part.

8. PERSONS DEEMED OWNERS. The registered Series 2015-1 Holder of a Series 2015-1 Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Series 2015-1 Notes, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Series 2015-1 Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Series 2015-1 Holders shall be as set forth in the applicable provisions of the Indenture.

12. AUTHENTICATION. This Series 2015-1 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. SECURITY. The Series 2015-1 Notes shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Series 2015-1 Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreement.

13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SERIES 2015-1 NOTES AND THE NOTE GUARANTEES.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Series 2015-1 Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Series 2015-1 Holders. No representation is made as to the accuracy of such numbers either as printed on the Series 2015-1 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Series 2015-1 Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Logan’s Roadhouse, Inc.

3011 Armory Drive, Suite 300

Nashville, Tennessee 37204

Fax No.: (615) 884-9813

Attention:         Edmund J Schwartz

                           Chief Financial Officer

ASSIGNMENT FORM

To assign this Series 2015-1 Note, fill in the form below:

(I) or (we) assign and transfer this Series 2015-1 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Series 2015-1 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Series 2015-1 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Series 2015-1 Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Series 2015-1 Note or Series 2015-1 Notes.

In connection with any transfer of any of the Series 2015-1 Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Series 2015-1 Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Series 2015-1 Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to Rule 144 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Series 2015-1 Notes evidenced by this certificate in the name of any Person other than the registered Series 2015-1 Holder thereof; provided, however, that if box (3), (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Series 2015-1 Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Series 2015-1 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[        ] Section 4.10            [        ] Section 4.14

If you want to elect to have only part of this Series 2015-1 Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1.00, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Series 2015-1 Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).